UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2008

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0908

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2008, we entered into the Fifth Amendment (the “Fifth Amendment”) to our Third Amended and Restated Credit Agreement (the “Credit Agreement”), effective as of July 24, 2008, with Toronto Dominion (Texas) LLC, as agent, and the lenders and the issuers of letters of credit thereunder. The Fifth Amendment, among other things, extends the maturity of the revolving loan facility to July 23, 2012 and increases the interest margin by 0.0125% across all levels of borrowing on the revolving loan facility. Certain other amendments were made to the Credit Agreement which changed or eliminated various covenants, including increasing the amount available for distribution or share repurchases from $30.0 million per year to $60.0 million per year. We currently have no amounts outstanding on our revolving loan facility with $500.0 million of undrawn capacity.

The foregoing description of the Fifth Amendment is a summary and does not purport to be complete, and is qualified in its entirety by reference to the Fifth Amendment to Third Amended and Restated Credit Agreement, as amended, a copy of which is attached to this Form 8-K as Exhibit10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Fifth Amendment to Third Amended and Restated Credit Agreement, as amended.

Exhibit 99.1	Press Release of the Registrant dated July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: July 29, 2008	By:	/S/ JOHN D. GIBBONS
John D. Gibbons
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Fifth Amendment to Third Amended and Restated Credit Agreement, as amended.

Exhibit 99.1	Press Release of the Registrant dated July 29, 2008.

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